EXHIBIT 99.1
                              PRESS RELEASE OF REGISTRANT DATED OCTOBER 17, 2002
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                          LIGHTPATH TECHNOLOGIES, INC.
                HOLDS FISCAL 2002 ANNUAL MEETING OF SHAREHOLDERS

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                              FOR IMMEDIATE RELEASE

(OCTOBER 17, 2002) ORLANDO, FL. LightPath Technologies, Inc. (NASDAQ: LPTH), manufacturer and integrator of families of precision molded aspheric optics, high performance fiber-optic collimators, isolators and advanced manufacturing technologies, announced the results of the Annual Meeting of shareholders held on October 15, 2002 in Orlando. Shareholders voted to elect the three nominees standing for election to the Board of Directors, to approve the Company's Amended and Restated Omnibus Incentive Plan and to approve the ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2003.

Ken Brizel, President and CEO of LightPath briefly discussed first quarter of fiscal 2003 results, noting revenue for the quarter was approximately $1.6 million, as disclosed in the September 27, 2002 press release. "Operating cash used for the period was approximately $2.5 million. In addition, we will record a non-cash adjustment of $3.4 million against our investment in LightChip, which recently approved the sale of its operating assets."

Ken Brizel, also presented the results of fiscal 2002 and discussed the outlook for the next twelve months. "The Company continues to navigate through a difficult optical components market. During fiscal 2002 we began to expand our product offerings to service customers utilizing the latest optical processes and advanced manufacturing technologies. The markets we serve in fiscal 2003 include communications, industrial, medical, defense, test and measurement."

Mr. Brizel continued "During the first quarter of fiscal 2003, we completed the consolidation of our Albuquerque facilities into our Orlando facility, which we estimate will save us approximately $1.8 million per quarter. These steps were necessary for us to stabilize revenue growth and work toward operational cash flow breakeven."

Ken Brizel concluded, "We look forward to the challenges that fiscal 2003 will present."

LightPath will formally announce its first quarter fiscal 2003 financial results before the market opens on October 31, 2002, followed by a conference call at 8:30 a.m. MST or 10:30 a.m. EST.
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CONFERENCE CALL:

A live webcast of the conference call on October 31, 2002 will be accessible to the public at the Company's web site, For Our Investors, at www.lightpath.com. A replay of the webcast will be available after the conclusion of the call on the Investors section of our web site for ninety days.

LightPath manufactures precision molded aspheric optics, proprietary collimator assemblies, GRADIUM(R) glass products and other optical products at its headquarters in Orlando. The Company provides packaging solutions and manufactures laser components utilizing proprietary automation technology in Walnut, California. The Company has 55 U.S. patents, plus 8 more pending, associated with its optical technologies. In addition, various foreign countries have issued a total of 33 patents with 24 patents pending. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH.

Contacts:      Ken Brizel, President & CEO of LightPath
               Donna Bogue, CFO of LightPath
               LightPath Technologies, Inc. (407) 382-4003
               Internet: www.lightpath.com

THIS NEWS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DETAILED BY LIGHTPATH TECHNOLOGIES, INC. IN ITS PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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